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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Med/Waste, Inc. and Subsidiaries
Miami, Florida



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 1998, relating to the consolidated financial statements of Med/Waste, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

         we also consent to the reference to us under the caption "Experts" in the Prospectus.






                                       /s/ BDO Seidman, LLP

                                       BDO Seidman, LLP




Miami, Florida
June 2, 1998